INDEMNIFICATION AGREEMENT


              INDEMNIFICATION AGREEMENT dated as of November 28, 2000 (as amended, supplemented or modified from time to time, this "Agreement") by and among Bernard J. Zahren, Finova Mezzanine Capital Corp., AJG Financial Services, Inc., ("AJG") Environmental Opportunities Fund ("EOF"), Environmental Opportunities Fund Cayman ("EOF-C"), Frederic Rose, M&R Associates, Martin F. Laughlin, Richard J. Augustine and Michael J. Carolan (each, a "Major Shareholder"), AJG Financial Services, Inc., by its Vice President, General Counsel, as agent for the Major Shareholders (the "Major Shareholder Agent"), Zahren Alternative Power Corporation, a Delaware Corporation, ("ZAPCO"), U.S. Energy Systems, Inc., a Delaware corporation ("USE"), USE Acquisition Corp., a Delaware corporation (the "Sub" and together with the USE, the "Beneficiaries") and Cinergy Energy Solutions, Inc., a Delaware corporation ("CES")


                              W I T N E S S E T H:

              WHEREAS, ZAPCO and the Beneficiaries are party to that certain agreement and plan of reorganization and merger (the "Merger Agreement") dated as of the date hereof providing for the merger (the "Merger") of ZAPCO and the Sub, as contemplated therein;

              WHEREAS, pursuant to the Merger Agreement, the shares of ZAPCO's common stock (the "ZAPCO Common Stock") and preferred stock (the "ZAPCO Preferred Stock") shall be converted upon the effectiveness of the Merger into the right to receive the Merger Consideration (as such term is defined in the Merger Agreement);

              WHEREAS, pursuant to Section 2.05 of the Merger Agreement , in certain circumstances a post-closing adjustment (the "Adjustment") to the Merger Consideration will be required;

              WHEREAS, it is a condition to the willingness of the Beneficiaries to enter into the Merger Agreement and the obligations of the Beneficiaries to consummate the Merger that the Major Shareholders indemnify and hold harmless the Beneficiaries from certain Damages (as herein defined) relating to such Agreement;

              WHEREAS, ZAPCO makes certain representations, warranties, and covenants in the Merger Agreement and the Major Shareholders desire to provide for indemnification with respect to breaches of these representations, warranties, and covenants, all as set forth herein.

              WHEREAS, it is a condition to the willingness of the Beneficiaries to enter into the Merger Agreement and the obligations of the Beneficiaries to consummate the Merger that the Major Shareholders indemnify and hold harmless the Beneficiaries (and, following the Merger, the Surviving Corporation) and their respective affiliates, shareholders, officers, directors, employees and agents, and the heirs, successors and assigns of each of the foregoing (each a "Purchaser Indemnitee" and, collectively, the "Purchaser Indemnitees") from Damages, all as provided herein.

              WHEREAS, the Major Shareholders' execution of this Agreement is a condition to the Beneficiaries' entering into the Merger Agreement and the Beneficiaries' obligation to consummate the transactions contemplated by the Merger Agreement;

              WHEREAS, the Beneficiaries make certain representations, warranties, and covenants in the Merger Agreement and desire to provide for indemnification with respect to breaches of these representations, warranties, and covenants, all as set forth herein.

              WHEREAS, it is a condition to the willingness of ZAPCO to enter into the Merger Agreement and the obligations of ZAPCO to consummate the Merger that the Beneficiaries indemnify and hold harmless the Major Shareholders and ZAPCO's shareholders, and the heirs, successors and assigns of each of the foregoing (each a "ZAPCO Indemnitee" and, collectively, the "ZAPCO Indemnitees"; the ZAPCO Indemnitees and the Purchaser Indemnitees are collectively referred to as the "Indemnitees") from Damages, all as provided herein.

              WHEREAS, the Beneficiaries' execution of this Agreement is a condition to ZAPCO's entering into the Merger Agreement and ZAPCO's obligation to consummate the transactions contemplated by the Merger Agreement;

              WHEREAS, concurrently with the execution of the Merger Agreement and this Agreement, USE and CES are entering into a certain subscription agreement (the "Subscription Agreement") dated as of the date hereof to acquire 4,574 shares of the Sub's Class B Common Stock (the "Class B Stock");

              WHEREAS, Zapco's and the Beneficiaries' execution of this Agreement is a condition to CES's entering into the Subscription Agreement, and CES's obligations to consummate the transactions contemplated by the
Subscription Agreement and accordingly CES shall be considered a "Purchaser Indemnitee" under the terms and conditions of this Agreement.

              NOW,  THEREFORE,  in consideration of the benefits accruing to the
Beneficiaries and the Major Shareholders, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby make the following representations and warranties and hereby covenant and agree as follows:

              1. As used in this Agreement, capitalized terms not defined herein which are defined in the Merger Agreement are used herein as therein defined, and the following terms shall have the following meanings:

                    "Damages" means all liabilities, judgments, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines,

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

              penalties, damages, costs and expenses. For the purposes of clarification, any of the foregoing Damages incurred or suffered by the Surviving Corporation by virtue of a state of facts which constitute an inaccuracy in or breach of a representation and warranty or covenant by ZAPCO or the effects thereby shall
              (without duplication) be deemed to have been suffered by USE and CES. Without limiting the generality of the foregoing, the Purchaser Indemnities' Damages include, without limitation: reasonable attorneys', arbitrators', accountants', investigators', environmental consultants' and experts' fees and expenses, sustained or incurred in connection with the enforcement by a
              Purchaser Indemnitee of its rights and remedies under this Indemnification Agreement, or the Merger Agreement, or any agreement, instrument or document executed or to be delivered in connection with the Merger Agreement by ZAPCO or any of its stockholders in connection therewith (collectively, including the Merger Agreement, the "Transaction Documents"). Without limiting the generality of the foregoing, the ZAPCO Indemnitees' Damages include, without limitation: reasonable attorneys', arbitrators', accountants', investigators', environmental consultants' and experts' fees and expenses, sustained or incurred in connection with the enforcement by a ZAPCO Indemnitee of its rights and remedies under the Transaction Documents.

                    "Escrow  Agreement" shall mean that certain  agreement dated as of the date hereof by the parties hereto and the escrow agent thereunder.

                    "Person" shall mean an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, or unincorporated organization, or the United States of America or any other nation, or any state or other political subdivision thereof, or any entity with executive, legislative, judicial, regulatory or administrative functions of government; and

                  "USE  Share"  means a share of Series C  preferred  stock (the
              "Preferred Stock") or common stock (the "Common Stock") of USE, and for purposes of determining the number of USE Shares to be issued to ZAPCO Indemnitees or Purchaser Indemnitees, (i) each share of Common Stock shall be valued at the average of the closing price per share of Common Stock on the Nasdaq National Market System, and if the Common Stock is not listed on such System, the average of the last reported sale price per share of Common Stock on the Nasdaq Small Cap Market (in either case as reported in the Wall Street Journal) for ten consecutive trading days ending on the trading day which is two (2) Business Days prior to the date of the delivery of the Notice of Claim with respect to which Damages are being paid and the closing price per share of Common Stock on the Nasdaq Small Cap Market for ten consecutive trading days ending on the trading day which is two
              (2) Business Days prior to the date of payment of the Damages with respect to which Damages are being paid and (ii) each share of Preferred Stock shall be valued at $30.00.

              2. (a) From and after the Closing,  the Major  Shareholders  shall
indemnify  the  Purchaser   Indemnitees  as  provided  in  this  Indemnification

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


Agreement. For the purposes of this Indemnification Agreement, the Major Shareholders shall be deemed to have remade all representations and warranties of ZAPCO contained in the Transaction Documents at the Closing with the same effect as if originally made at the Closing.

                    (b) From and after the Closing, the Beneficiaries shall indemnify the ZAPCO Indemnitees as provided in this Indemnification Agreement. For the purposes of this Indemnification Agreement, the Beneficiaries shall be deemed to have remade all representations and warranties of the Beneficiaries contained in the Transaction Documents at the Closing with the same effect as if originally made at the Closing.

              3. (a) Each of the Major Shareholders hereby unconditionally and irrevocably, subject to Section 4, agrees to indemnify, save and keep the Purchaser Indemnitees harmless at all times after the Closing Date against and from all Damages sustained or incurred by any Purchaser Indemnitee as a result of, or arising out of, by virtue of, or in connection with:

                    i. any inaccuracy in or breach of any representation and warranty made by ZAPCO in the Transaction Documents;

                    ii.  any  breach by ZAPCO of, or  failure by ZAPCO to comply
                    with,  any  of  its  covenants  or  obligations   under  the
                    Transaction Documents;

                    iii. if any holder of ZAPCO Common Stock or ZAPCO Preferred Stock exercises his, her or its appraisal rights pursuant to
                    Section 262 of the Delaware corporation code, the amount, if any, by which the sum such holder receives pursuant to
                    Section 262 exceeds the Merger Consideration Value (as defined in the Merger Agreement) of the Merger Consideration (including any Merger Consideration placed into escrow pursuant to the Merger Agreement and any portion of the Contingent Merger Payment (as defined in the Merger Agreement) allocated to such Major Shareholder) which such Major Shareholder is entitled to receive pursuant to
                    Schedule 2.01(a) of the Merger Agreement (the "Scheduled Merger Consideration.")

                    iv. the amounts  described as being  liabilities of Zapco in
                    Section 10(a) hereof;

                    v. the  amounts described  as being  liabilities of Zapco in
                    Section 10(b) hereof provided that the sum of the Damages arising under Sections 3(a)(iv) and 3(a)(v) hereof shall be reduced by the "Ordinary Course Working Capital Surplus". For purposes of this Agreement the "Ordinary Course Working Capital Surplus" shall mean the amount by which Ordinary Course Working Capital (as defined in the Merger Agreement but without treating Transfer Taxes as allowable payables for purposes of calculating Ordinary Course Working Capital) is a greater number than negative $1,200,000.00 (-$1,200,000). In the event the Ordinary Course Working Capital Surplus exceeds the sum of the Damages arising under Sections 3(a)(iv) and 3(a)(v) hereof, then no party shall have any liability to any other party under such sections. For example if Damages arising from Section 3(a)(iv) and 3(a)(v) were $600,000.00 and Ordinary Course Working Capital


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

                    (without accounting for Transfer Taxes) was negative $700,000.00 (-$700,000.00) then the Major Shareholder's indemnity obligation under 3(a)(iv)  and 3(a)(v) would equal
                    $100,000.00   ($600,000.00   -  $500,000.00).

                    vi. all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses ("Claims") relating to the manner in which the Merger Consideration is allocated among Zapco's stockholders;

                    vii.   all Claims incident to any of the foregoing;

                    viii. any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the YESCO Agreement and the other agreements (collectively, the "YESCO Documents") executed and delivered in connection with the YESCO Transaction and any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the YESCO Documents and any liability of ZAPCO in connection with the YESCO Transaction in each case only to the extent it arises or accrues before the Effective Time;

                    ix. any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the AJG Agreement and the other agreements (collectively, the "AJG Documents") executed and delivered in connection with the AJG Genco Transaction, any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the AJG Genco Documents and any liability of ZAPCO in connection with the AJG Genco Transaction in each case only to the extent it arises or accrues before the Effective Time;

                    x. any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the agreements (collectively, the "AJG Gasco Documents") executed and delivered in connection with the AJG Gasco Transaction, any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the AJG Gasco Documents and any liability of ZAPCO in connection with the AJG Gasco Transaction in each case only to the extent it arises or accrues before the Effective Time; and

                    xi. any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or obligations under the Cinergy Gasco Purchase and Sale Agreement and the other agreements (collectively, with the Cinergy Gasco Purchase and Sale Agreement, the "Cinergy Gasco Documents") executed and delivered in connection with the transactions contemplated by the Cinergy Gasco Purchase and Sale Agreement (the "Cinergy Gasco Transaction"), any breach by ZAPCO of, or failure by ZAPCO to comply with, any of its covenants or

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


                    obligations under the Cinergy Gasco Documents and any liability of ZAPCO in connection with the Cinergy Gasco Transaction in each case only to the extent it arises or accrues before the Effective Time.

              (b) Each of the Beneficiaries hereby unconditionally and irrevocably, subject to Section 4, agrees to indemnify, save and keep the ZAPCO Indemnitees harmless at all times after the Closing Date against and from all Damages sustained or incurred by any ZAPCO Indemnitee as a result of, or arising out of, by virtue of, or in connection with:

                    i. any inaccuracy in or breach of any representation and warranty made by the Beneficiaries in the Transaction Documents;

                    ii. any breach by the Beneficiaries of, or failure by the Beneficiaries to comply with, any of their covenants or obligations under the Transaction Documents; and

                    iii. all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

              (c) The respective obligations of the Major Shareholders and the Beneficiaries, under Sections 3(a) and 3(b) hereof are referred to herein as the "Obligations."

              4. (a) The Purchaser Indemnitees shall not be entitled to recover under Section 3(a):

                    i. unless a Notice of Claim (as defined herein) has been delivered to the Major Shareholders, on or prior to the date which is eighteen months after the Closing Date provided that notwithstanding anything to the contrary in this Section 4(a)(i) Notices of Claim arising from or relating to breaches of Section 3.10, 3.17 and 3.20 of the Merger Agreement may be delivered prior to the sixth anniversary of the Closing Date;

                    ii. for  Damages  to the extent  such  Damages  (other  than pursuant to 3(a)(iii) and 3(a)(vi) do not exceed $500,000 in the aggregate;

                    iii.  from  any  Major  Shareholder  more  than  the  Merger
         Consideration   Value   of   such   Shareholder's    Scheduled   Merger
         Consideration;

                    iv. for Damages to the extent such Damages were expressly included in the Post-Closing Adjustment Amount as provided in Section
         2.5 of the Merger Agreement; and

                    v. with respect to lost profits or punitive damages (other than punitive damages paid or payable to, or claimed by third parties).


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

                    vi. from any Major Shareholder more than the aggregate amount of the Damages multiplied by a fraction, the numerator of which is the Merger Consideration Value of such Major Shareholder's Scheduled Merger Consideration and the denominator of which is the Merger Consideration Value of all of the Major Shareholders' Scheduled Merger Consideration; provided however that to the extent that any Major Shareholder does not, within thirty days following the determination that any Damages are due, whether by the Major Shareholder Agent, pursuant to Section 4(c) or otherwise, pay to any Purchaser Indemnitee all of the Damages such Major Shareholder is obligated to pay, such Purchaser Indemnitee may require either AJG or Bernard Zahren or both jointly to pay such amount to the extent such payment would not require either AJG or Bernard Zahren to pay any amount, under this Agreement which would be more than the Merger Consideration Value of their Scheduled Merger Consideration.

The ZAPCO Indemnitees shall not be entitled to recover under Section 3(b):

                    i. unless a Notice of Claim (as defined herein) has been delivered to the Beneficiaries, on or prior to the date which is eighteen months after the Closing Date except that Notices of Claim arising from or relating to the breaches of Sections 4.09, 4.15 and
         4.18 of the Merger Agreement may be delivered prior to the sixth anniversary of the Closing Date;

                    ii. for Damages to the extent such Damages do not exceed $500,000 in the aggregate;

                    iii. to the extent the aggregate claims actually paid by the Beneficiaries to the ZAPCO Indemnitees thereunder exceeds $13,000,000 and the Merger Consideration Value (other than the aggregate Cash Payment (as defined in the Merger Agreement)) which all of ZAPCO's stockholders are entitled to receive pursuant to Schedule 2.01 (a);

                    iv. with respect to lost profits or punitive damages (other than punitive damages paid or payable to, or claimed by third parties); and

                    v.     unless  the claim is brought by the Major Shareholder
         Agent.

                     (b) The payment of any Damages to which the Purchaser Indemnitees are entitled pursuant to Section 3(a) of this Indemnification Agreement shall first be satisfied by, on a proportionate basis, (I) disbursing cash (including any investments made pursuant to Section 2 of the Escrow Agreement), USE Shares (valued in accordance with the definition of Merger Consideration Value)and any other assets held in the Indemnification Escrow Fund (as defined in the Escrow Agreement) held in such Fund pursuant to the terms of
Section 3(c) of the Escrow Agreement, to the extent available, until the Indemnification Escrow Fund has been reduced to zero (with all amounts being released from the Indemnification Escrow being deemed to have been furnished by each Major Shareholder in proportion to the ratio of the Merger Consideration Value of such Shareholder's Scheduled Merger Consideration to the Merger Consideration Value of all of the Major Shareholders' Scheduled Merger

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


Consideration) and (II) reducing the amount of the Contingent Merger Payment, until such Contingent Merger Payment has been reduced to zero; thereafter the payment of such Damages shall be satisfied by the Major Shareholders on a several basis in the case of each Major Shareholder directly, in the case of cash, by wire transfer in immediately available funds to such bank account or accounts as Purchaser Indemnitees shall designate by written notice to the Major Shareholders and, in the case of USE Shares, to the Purchaser Indemnitee at such address as the Purchaser Indemnitee shall designate by written notice. The payment of Damages to which the Purchaser Indemnities are entitled to receive from any Major Shareholder pursuant to this Indemnification Agreement once the Indemnification Escrow Fund and the Contingent Merger Payment have been reduced to zero shall be made such that 50.5% of the value of such payment shall be made in USE Shares valued in accordance with the definition of USE Shares set forth in Section 1 hereof, and 49.5% of the value of such payment shall be made in cash; provided, however that such indemnifying Major Shareholder may, at his option, pay such Damages solely in cash.

              The payment of any Damages to which the ZAPCO Indemnitees are entitled pursuant to this Indemnification Agreement shall be satisfied by the Beneficiaries by the delivery of cash or, at the Beneficiaries' option, by the delivery of USE Shares, valued in accordance with the definition of USE Shares set forth in Section 1 hereof, to such account or accounts as the Major Shareholder Agent shall designate by written notice to the Beneficiaries;
provided however, that USE shall not be required to distribute such shares if such distribution would violate the securities laws (in which case USE shall use its best reasonable efforts so that a distribution may be made without the violation of any such securities laws and the ZAPCO Indemnitees shall cooperate in such efforts and if despite such efforts and cooperation USE is not able to make such distribution within 90 days, USE shall satisfy the payment of such Damages by the delivery of cash; and provided further however, that USE shall provide registration rights for such shares analogous to the registration rights provided pursuant to Articles 1 and 2 of the Registration Rights Agreement dated as of the date hereof between USE and certain other parties relating to shares of USE issued in connection with the Merger Agreement.

                    (c) The parties  hereto  agree that the  provisions  of this
Section 4 will govern any claims for indemnification under this Indemnification Agreement. If and when a Purchaser Indemnitee desires to assert a claim for Damages against the Major Shareholders pursuant to the provisions of this Indemnification Agreement, or a ZAPCO Indemnitee desires to assert a claim for Damages against the Beneficiaries pursuant to the provisions of this Indemnification Agreement, the Purchaser Indemnitee or the Major Shareholder Agent, acting on behalf of the ZAPCO Indemnitee, shall deliver to (i) the Major Shareholders and the Major Shareholder Agent or (ii) the Beneficiaries as the case may be (the "Indemnifying Party") reasonably promptly after its receipt of a claim or specific and affirmative awareness of a potential claim, a certificate signed by the Indemnitee (the "Notice of Claim"): (i) stating the amount of Damages (to the extent then known); and, (ii) specifying to the extent possible (A) the individual items of Damages included in the amount so stated,
(B) the date each such item is to be paid or accrued and (C) the basis upon which Damages are claimed. The Major Shareholder Agent, acting on behalf of the Major Shareholders, and the Beneficiaries shall proceed, in good faith, and using reasonable efforts, to agree upon the amount of such Damages. If the Indemnifying Party (with the Major Shareholder Agent acting on behalf of the Major Shareholders if the Major Shareholders are the Indemnifying Party) does

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

not notify the Indemnitee within thirty (30) days of the giving of such Notice of Claim that the Indemnifying Party) disputes such Damages, the amount of such Damages shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Major Shareholder Agent and the Beneficiaries are unable to agree on the amount of such Damages within thirty (30) days after giving the Notice of Claim then the provisions of Section 4(d) shall become effective.

                  Notwithstanding the foregoing paragraph, the parties hereto agree that if CES or USE ("Sub Shareholder") has a good faith belief that Purchaser Indemnitee has the basis to submit a Notice of Claim, such Sub Shareholder shall not submit a Notice of Claim on its own behalf but may deliver to the Major Shareholder Agent a notice (the "Sub Shareholder Notice") detailing the basis and providing the information that would be included in a Notice of Claim. If such Purchaser Indemnitee does not both (I) notify such Sub Shareholder within thirty (30) days of the giving of such Sub Shareholder Notice that such Purchaser Indemnitee shall submit a Notice of Claim and prosecute its rights under this Section 4(c) and (II) submit such Notice of Claim within forty five (45) days of the giving of such Sub Shareholder Notice, then such Sub Shareholder shall be entitled, acting for itself and as agent for the other Sub Shareholder, and for the benefit of both Sub Shareholders, to deliver a Notice of Claim to the Indemnifying Party reasonably promptly thereafter. The Major Shareholder Agent, acting on behalf of the Major Shareholders, and such Sub Shareholder shall proceed, in good faith, and using reasonable efforts, to agree upon the amount of such Damages. If the Indemnifying Party (with the Major Shareholder Agent acting on behalf of the Major Shareholders) does not notify such Sub Shareholder within thirty (30) days of the giving of such Notice of Claim that the Indemnifying Party disputes such Damages, the amount of such Damages shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Major Shareholder Agent and such Sub Shareholder are unable to agree on the amount of such Damages within thirty (30) days after giving the Notice of Claim then the provisions of Section 4(d) shall become effective, provided, however that such Sub Shareholder shall be entitled, acting on its own behalf and on behalf of the other Sub Shareholder, to take any action that any Purchaser Indemnitee would be entitled to take thereunder. All amounts payable by the Indemnifying Party to USE, CES and/or the Sub shall be paid without duplication to USE 54.3% and CES 45.7%, provided, however, that the Sub Shareholder shall be entitled to reimbursement by the Indemnifying Party of its reasonable expenses respecting the prosecution of the matters raised in the Notice of Claim if it is determined that the Purchaser Indemnitee is entitled to indemnification. If it is ultimately determined that the Purchaser Indemnitee is not entitled to indemnification for a claim prosecuted by a Sub Shareholder then USE shall be responsible for 54.3% of the expenses respecting the prosecution of the matters raised in the Notice of Claim and CES shall be responsible for 45.7% of the expenses respecting the prosecution of the matters raised in the Notice of Claim. The Sub Shareholders shall make such adjusting payments as are necessary to accord with the foregoing sentence.

                    (d) Each and every controversy or claim arising out of or relating to indemnification for Damages pursuant to Section 4(c) of this Indemnification Agreement which the Indemnifying Party and the Indemnitee (the "Parties") have not resolved, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association ("AAA") as modified by this Agreement. Each party shall select one arbitrator and the two such selected arbitrators shall select a third arbitrator (who shall not be appointed by the Parties) selected from the AAA. Judgment upon the award rendered in such arbitration shall be final and binding upon the Parties and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party and with the office of the AAA, located in Manhattan, New York, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall include appropriate copies of all documents on which the claims are based and a list of all persons who the party seeking arbitration will call as witnesses with respect to such claims. The arbitration shall take place in Manhattan, New York. This agreement to arbitrate may be specifically enforced by a court of competent jurisdiction under the applicable law of the State of New York pertaining to arbitrations.

              The arbitrator shall have the authority and jurisdiction to enter any pre-arbitration awards that would aid and assist the conduct of the arbitration or preserve the Parties' rights with respect to the arbitration as the arbitrator shall deem appropriate in his discretion. The award of the arbitrator shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrator with respect to each of the issues so submitted.

              The provisions of the Federal Rules of Civil Procedure relating to the right of discovery in civil actions shall be applicable to such arbitration proceedings except as modified by the terms of this Indemnification Agreement. Within thirty (30) days after the commencement of any arbitration proceeding under this Indemnification Agreement, each party shall file with the arbitrator its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken and any other discovery action sought in the arbitration proceeding. After a hearing, the arbitrator in an interim award shall fix the scope and content of each Party's discovery plan as the arbitrator deems appropriate. The arbitrator shall have the authority to modify, amend or change such interim award fixing the discovery plans of the Parties upon application by either Party, if good cause appears for doing so.

                    The "Prevailing Party" as determined by the arbitrator shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith and in the enforcement or collection of any judgment or award rendered therein. The "Prevailing Party" means the Party determined by the arbitrator to have most nearly prevailed, even if such Party does not prevail in all matters, or is not the Party in whose favor an award is rendered. Included within the cost recoverable pursuant to the terms of this Section 4(d) shall be included service of process costs, filing fees, arbitration fees, arbitrators' fees, court and reporter costs, investigative costs, and expert witness fees. The award pursuant to such arbitration will be final, binding and conclusive.

              5. The liability of each Indemnifying Party hereunder is independent of any agreements to indemnify the Indemnitees whether executed by the parties hereto, any other indemnifying person or by any other party, and the liability of the parties hereunder shall not be affected or impaired by (a) any direction as to application of payment by USE, ZAPCO, the Surviving Corporation or any Indemnifying Party, (b) any other continuing or other indemnity, undertaking of a party hereto or of any other indemnifying person or other party as to the Obligations, (c) any payment on or in reduction of any such other indemnity or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by USE, ZAPCO, the Surviving Corporation or any Indemnifying Party.

              6. The obligations of each party hereto hereunder are independent of the obligations of any other party hereto, or indemnifying person or other party of any of the Obligations, and a separate action or actions may be brought and prosecuted against any party hereto, subject to Section 4(a), whether or not action is brought against any other party hereto, or indemnifying person or other party of, or with respect to, any of the Obligations, and whether or not any other party hereto or indemnifying person or other party of, or with respect to, any of the Obligations, be joined in any such action or actions. No Indemnifying Party shall be entitled to require that any action be brought against any other Person before action is brought against it hereunder by the Indemnitee. Subject to Section 4(a) hereof, each party hereto waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by USE, ZAPCO, the Surviving Corporation or any Indemnifying Party, or other circumstance which operates to toll any statute of limitations as to USE, ZAPCO, the Surviving Corporation or any Indemnifying Party shall operate to toll the statute of limitations as to each Indemnifying Party.

              7. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor shall affect, impair or be a defense to this Agreement, and (except to the extent, if any, as shall be required by applicable statute and cannot be waived) this Agreement shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of an indemnifying person except payment in full of the Obligations. No provision of this Agreement shall be deemed to be a waiver by any party hereto of its right to assert that its Obligations have been paid in full.

              8. Each Indemnifying Party waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Indemnitees to: (i) proceed against ZAPCO, any party hereto, indemnifying person or other person of, or with respect to, any of the Obligations or; (ii) proceed against or exhaust any security held from ZAPCO or any party hereto, indemnifying person of, or with respect to, any of the Obligations; or (iii) pursue any other remedy in any Indemnitee's power whatsoever. Each Indemnifying Party waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of ZAPCO, any party hereto, indemnifying person of, or with respect to, any of the Obligations other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of ZAPCO, any party hereto, indemnifying person of, or with respect to, any of the Obligations, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of ZAPCO other than payment in full of the Obligations. Each party waives any defense arising out of any such election by the Indemnitees, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any party hereto against ZAPCO or any party or any security.

              9. In order to induce the Beneficiaries and ZAPCO to enter into and consummate the transactions contemplated by the Merger Agreement, each party hereto represents, warrants and covenants that:

                    (a) no consent of any other Person and no consent or authorization of, filing with or other act by or in respect of, any Governmental Entity or any other Person is required in connection with the execution, delivery or performance by such party, or the validity or enforceability of, this Agreement, except for consents, authorizations, filings or acts which have been made or obtained, as the case may be, and are in full force and effect; and

                    (b) the execution, delivery and performance by such party of this Indemnification Agreement will not (i) violate any law, statute, rule, regulation or ordinance or any order, writ, junction or decree of any court, Governmental Entity or arbitration board or tribunal, or (ii) conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Transaction Documents) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of such party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or other material agreement or other instrument to which such party is a party or by which it or any of its property or assets is bound or to which it may be subject.

              10. (a) ZAPCO shall be liable for any stock transfer or similar taxes ("Transfer Taxes") arising from or relating to the AJG Gasco Transaction and those aspects of the AJG Genco Transaction that are required to be consummated prior to the Effective Time pursuant to the AJG Agreement; provided that any amounts paid by ZAPCO for such Transfer Taxes shall be deemed to be allowable payable for purposes of the definition of Ordinary Course Working Capital in the Merger Agreement.

                    (b) Cinergy Gasco Solutions, LLC and ZAPCO shall each be liable for 50% of the Transfer Taxes arising from or relating to the Cinergy Gasco Transaction.

              11. Nothing contained in this Indemnification Agreement shall limit the ability of the Indemnitees to pursue Damages or such other remedies, at law or in equity, resulting from fraud or intentional misrepresentation.

              12. (a) All representations and warranties set forth in this Indemnification Agreement shall survive the Closing for a period of six years following the Effective Time (and none shall merge into any instrument of conveyance) regardless of any investigation or lack of investigation by the parties hereto provided that this sentence is not intended to extend the time limits respecting the delivery of Notices of Claims set forth in Section 4(a) hereof. No specific representation and warranty shall limit the generality or applicability of a more general representation and warranty. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Indemnification Agreement, to exercise any right or privilege conferred in this Indemnification Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this

Indemnification Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

                    (b) This Indemnification Agreement sets forth the exclusive remedies of the Indemnitees against the Indemnifying Parties, absent fraud or intentional misrepresentation, with respect to the matters expressly set forth in Section 3 hereof.

              13. This Indemnification Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Indemnification Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Indemnification Agreement.

              14. This Indemnification  Agreement shall not be assignable by the parties without the prior written consent of the other parties, except that after the Closing, subject to compliance with all applicable securities laws, each Major Shareholder and Beneficiary may assign its respective rights and delegate its respective obligations under this Indemnification Agreement to any third party which assumes all of the assigning Beneficiary's or Major
Shareholder's obligations hereunder provided, however, that such assigning Beneficiary or Major Shareholder shall remain liable for all of its obligations hereunder.

              15. This Indemnification Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

              16. The parties shall execute such further documents, and perform such further acts, as may be necessary to otherwise comply with the terms of this Indemnification Agreement, the Merger Agreement and the other Transaction Documents and consummate the transactions contemplated thereby. In addition, the Purchaser Indemnitees shall, and shall cause the Surviving Corporation to, cooperate with the Major Shareholders in connection with all claims giving rise to any claim for indemnification hereunder. In furtherance of the foregoing, the Purchaser Indemnitees shall and shall cause the Surviving Corporation (at the expense of the Major Shareholders) to make available to the Major Shareholders, and permit the Major Shareholders to make copies of all records, data and other materials and otherwise to cooperate in all respects with the prosecution and defense of all such claims.

              17. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Major Shareholder Agent (acting on behalf of the Major Shareholders), CES and the Beneficiaries.

              18. Each Major Shareholder acknowledges that an executed (or conformed) copy of each Transaction Document has been made available to him and he is familiar with the contents thereof.

              19. Any notice or request hereunder may be given to each Major Shareholder at its address (including telecopy number) set forth under its signature below or to Beneficiaries at:

If to USE:

                           U.S. Energy Systems, Inc.
                           One North Lexington Avenue, 4th Floor
                           White Plains, New York 10601
                           Facsimile No.: 561-820-9775
                           Attention: Goran Mornhed, President and Chief
                                      Operating Officer



with a copy to:

                           Robinson Brog Leinwand Greene Genovese & Gluck P.C. 1345 Avenue of the Americas
                           New York, New York 10105
                           Facsimile No.: 212-956-2164
                           Attention: Allen J. Rothman, Esq.

If to ZAPCO:

                           Zahren Alternative Power Corporation
                           40 Tower Lane
                           Avon, CT 06001
                           Facsimile No.: 860-677-6054
                           Attention: Bernard J. Zahren, President

with a copy to:

                           Shipman & Goodwin LLP
                           One American Row
                           Hartford, CT 06103-2819
                           Facsimile No.: 860-251-5999
                           Attention:  John H. Lawrence, Esq.
                            Marcus D. Wilkinson, Esq.

                           and

                           Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue
                           New York, New York 10022
                           Facsimile No.: 212-836-0773
                           Attention: Stephen Rosenberg, Esq.

If to Major Shareholder Agent:

                           A. J. G. Financial Services Co., Inc.
                           c/o Arthur J. Gallagher & Co.
                           Gallagher Centre
                           2 Pierce Place
                           Itasca, Illinois
                           Facsmile:  630-285-3473
                           Attention:  Vice President and General Counsel

with a copy to:     to be supplied

                                    If to CES:

                           c/o Cinergy Solutions, Inc.
                           1000 East Main Street
                           Plainfield, IN 46168
                           Attention: M. Stephen Harkness, President and COO
                           Facsimile: 317-838-2090

with a copy to:

                           Cinergy Corp.
                           221 East Fourth Street
                           Cincinnati, Ohio  45201
                           Attention: Jerome Vennemann, Esq.
                           Facsimile: 513-287-1363

or, at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by reputable overnight courier. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given upon actual receipt thereof when sent by a recognized overnight delivery service.

              20. Subject to Section 4(d) hereof, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without giving effect to the principles of conflicts of law. Any judicial proceeding brought by or against any party hereto with respect to this Agreement or any related agreement may be brought in the Supreme Court of the State of New

York located in the County of New York or in the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, each party accepts, for itself or himself and in connection with its or his properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto hereby waives personal service of any and all process upon it or him and consents that all such service of process may be made by registered mail (return receipt requested) directed to such party at the address set forth pursuant to Section 18 hereto and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any party to bring proceedings against any other party in the courts of any other jurisdiction. The parties hereto waive any objection to jurisdiction and venue of any action instituted hereunder in any court referred to above and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

              21. All payments made by the Indemnifying Parties hereunder will be made without set off, counterclaim or other defense.

              22. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

              23. Each Major Shareholder hereby appoints the Major Shareholder Agent as his representative to take any action and receive any notice hereunder on behalf of such Major Shareholder as set forth herein.

              24. This Agreement shall not become effective until the Effective Time (as defined in the Merger Agreement). If the Merger Agreement is terminated before the Effective Time, this Agreement shall be null and void and of no effect.

              25.(a)USE, the Sub, Zapco and CES (all of the foregoing collectively referred to as the "Releasing Parties") have agreed to release Finova Mezzanine Capital Corp. ("Finova") from its obligations hereunder with respect to one or more of the transactions (each, a "Transaction" and collectively, the "Transactions") contemplated by the Yesco Documents, the AJG Documents, AJG Gasco Documents or the Cinergy Gasco Documents (collectively, the "Closing Documents") if (i) Finova reasonably gives written notice (the "Objection Notice") to the Releasing Parties not less than 24 hours prior to the scheduled closing of the applicable Transaction to the effect that it will be exposed to liability materially greater than the liability it was exposed to under the Original Documents (as defined) by the changes to the Closing
Documents.  The term  "Original  Document"  means  the  latest  form of  Closing
Document with respect to such Transaction provided to Finova or its counsel prior to the execution of this agreement.

                  (b) By virtue of giving the Objection Notice, Finova relinquishes any and all of its rights to the Contingent Merger Consideration and any and all of its rights under the Registration Rights Agreement. In the event of any conflict between the provisions of this Section 25 and the provisions of the Registration Rights Agreement and the Merger Agreement with respect to Finova's rights to Contingent Merger Consideration and/or its right to register USE securities pursuant to the Registration Rights Agreement, the provisions of this Section 25 shall govern.

                  (c) Zapco hereby agrees to provide Finova with the Closing Documents for the applicable Transaction not later than 48 hours prior to the scheduled closing of such transaction.

                  (d) In the event the Objection Notice is given, then the denominator referred to in Section 4(a)(vi) hereof shall, notwithstanding such provision, equal the Merger Consideration Value of all the Major Shareholders Scheduled Merger Consideration other than Finova.

              IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                              ZAHREN ALTERNATIVE POWER CORPORATION


                              By:/s/ Bernard J. Zahren
                              ---------------------------------------------
                              Name:  Bernard J. Zahren
                              Title: President and Chief Executive Officer



                                     MAJOR SHAREHOLDERS:


                              AJG Financial Services, Inc.


                              By:  /s/Mark P. Strauch
                                 -------------------------------------
                              Name:   Mark P. Strauch
                                      Title:  Executive Vice President



                                     BERNARD J. ZAHREN


                                /s/  Bernard J. Zahren
                              ------------------------


                             ENVIRONMENTAL OPPORTUNITIES FUND


                             By:   Keneth Leung
                                -----------------------------
                                       Name:
                                       Title:



                            ENVIRONMENTAL OPPORTUNITIES FUND/CAYMAN


                             By:  Kenneth Leung
                                 ---------------------------
                                       Name:
                                       Title:

                             FINOVA MEZZANINE CAPITAL CORP.


                             By: /s/      Kevin Pearce
                                 --------------------------
                                  Name:   Kevin Pearce
                                  Title:  Vice President


                             FREDERIC ROSE

                                /s/      Frederic Rose
                                ------------------------------



                             M & R ASSOCIATES


                             By: /s/    Frederic Rose
                                 -----------------------------
                                 Name:  Frederic Rose
                                 Title: President


                             MARTIN F. LAUGHLIN

                              /s/ Martin F. Laughlin
                              --------------------------------


                             MICHAEL J. CAROLAN

                              /s/ Michael J. Carolan
                              -------------------------------


                             RICHARD J. AUGUSTINE

                              /s/ Richard J. Augustine
                              --------------------------------

                            MAJOR SHAREHOLDER AGENT:


                            /s/ John C. Rosengren
                           ---------------------------



                           CES:

                           CINERGY ENERGY SOLUTIONS, INC.


                           By: /s/    M. Stephen Harkness
                               -------------------------------
                               Name:  M. Stephen Harkness
                               Title: President and Chief
                               Operating Officer




                           BENEFICIARIES:

                            U.S. ENERGY SYSTEMS, INC.

                            /s/    Goran Mornhed
                            -------------------------------------
                            Name:  Goran Mornhed
                            Title: President and Chief Operating Officer

                            USE ACQUISITION CORP.:

                            /s/ Goran Mornhed
                            ---------------------------
                            Name:
                            Title: